Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference

•	in the Registration Statement (Form S-8 No. 333-149365) of Centerline Holding Company,
•	in the Registration Statement (Form S-3ASR No. 333-138706) of Centerline Holding Company,
•	in the Registration Statement (Form S-3ASR No. 333-133118) of Centerline Holding Company,
•	in the Registration Statement (Form S-11 No. 333-126044) of Centerline Holding Company,
•	in the Registration Statement (Form S-3MEF No. 333-117650) of Centerline Holding Company,
•	in the Registration Statement (Form S-3/A No. 333-120087) of Centerline Holding Company,
•	in the Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957) pertaining to the Centerline Holding Company Incentive Share Option Plan,
•	in the Registration Statement (Form S-3 No. 333-54802) of Centerline Holding Company,
•	in the Registration Statement (Form S-3 No. 333-109078) of Centerline Holding Company,
•	in the Registration Statement (Form S-3/A No. 333-74988) of Centerline Holding Company,
•	in the Registration Statement (Form S-3/A No. 333-57384) of Centerline Holding Company,
•	in the Registration Statement (Form S-8 No. 333-110722) of Centerline Holding Company,
•	in the Registration Statement (Form S-3/A and its post effective amendment on Form POS AM 1 No. 333-111919) of Centerline Holding Company,
•	in the Registration Statement (Form S-8 No. 333-149365) of Centerline Holding Company,

of our reports dated March 10, 2009, relating to the consolidated financial statements and financial statement schedules of Centerline Holding Company and subsidiaries (which report expressed an unqualified opinion on those consolidated financial statements and financial statement schedules, and includes  explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Statement No. 157, Fair Value Measurements, and the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, in 2007), and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Centerline Holding Company and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 10, 2009